Exhibit 21


                                   SUBSIDIARIES OF THE REGISTRANT


                                                               Percentage            State of
                                                                  of              Incorporation
       Parent                         Subsidiary               Ownership         or Organization
       ------                         ----------               ---------         ---------------

Horizon Financial             Horizon Federal Savings Bank        100%               Federal
  Services Corporation

Horizon Federal                  Horizon Investment               100%                 Iowa
  Savings Bank                    Services, Inc.


     The financial statements of Horizon Financial Services Corporation are consolidated with those of its subsidiaries.